                            SECURITIES PURCHASE AGREEMENT


    This AGREEMENT is entered into as of this 19th day of September 1997, by and among APOLLON, INC., a Pennsylvania corporation with its principal place of business at One Great Valley Parkway, Malvern, Pennsylvania 19355 (the "Company") and A.H. INVESTMENTS LTD., a Delaware corporation with offices at Five Giralda Farms, Madison, NJ 07940 (the "Investor").

    WHEREAS, the Company and a business unit of American Home Products Corporation ("AHP"), the ultimate parent corporation of the Investor are collaborating on the development of certain product candidates pursuant to a Research and Development and License Agreement, dated July 19, 1995;

    WHEREAS, the Company and a business unit of AHP have agreed to collaborate on the commercialization of certain product candidates, if and when approved, pursuant to a Supply Agreement, dated July 19, 1995;

    WHEREAS, the Company desires to sell and the Investor desires to purchase a package of securities consisting of a convertible note in the principal amount of $3 million and a warrant to purchase 150,000 shares of the Company's Common Stock; and

    WHEREAS, the Company has agreed to amend certain provisions of the Research and Development Agreement and the Supply and License Agreement as further consideration to AHP and to the Investor.

    NOW THEREFORE, in consideration of the mutual agreements, undertakings and covenants herein contained, the parties, intending to be legally bound hereby, agree as follows:

    1.   The Securities.

         1.1 Purchase and Sale of Convertible Note. Subject to the terms and conditions of this Agreement, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, a convertible note in the form set forth as Exhibit A hereto (the "Note") in an aggregate principal amount of Three Million Dollars ($3 million).

         1.2 Purchase and Sale of Warrant. Subject to the terms and conditions of this Agreement and as further consideration for the purchase of the Note, the Company shall sell, and the Investor shall purchase, a warrant to purchase 150,000 shares of the Company's common stock, par value $.01 per share ("Common Stock"), in the form set forth as Exhibit B hereto
(the "Warrant").

         1.3 Amendment to Agreements. Subject to the terms and conditions of this Agreement and as further consideration for the purchase of the Note, the Company shall execute and deliver the Amendment to the Research and Development and License Agreement and the Amendment to the Supply Agreement, the forms of which are attached as Exhibit C and Exhibit D, respectively (collectively referred to as the "Amendments").

         1.4 Certain Terms. The shares of Common Stock issued or issuable upon conversion of the Note and the shares of Common Stock issued or issuable upon exercise of the Warrant shall hereinafter be referred to as the "Conversion Shares," and the Note and the Warrant shall hereinafter collectively be referred to as the "Securities." For purposes of this Agreement, an "Initial Public Offering" shall have occurred upon a closing of a public sale for the account of the Company of the Common Stock or securities convertible or exchangeable for shares of Common Stock in which the gross proceeds to the Company exceed $10 million.

    2.   Closing Date; Conditions to Closing; Deliveries.

         2.1 Closing Dates. The closing and delivery of the Securities shall be held on October 3, 1997, at the offices of Ballard Spahr Andrews & Ingersoll, 1735 Market Street, 51st Floor, Philadelphia, PA 19103-7599, concurrently with the execution of this Agreement (the "Closing"), or as soon as possible after all of the conditions to the Closing set forth in Sections
2.2 and 2.3 of this Agreement have been fulfilled, or at such time and place as the Company and the Investor may agree. The date of the Closing is hereinafter referred to as the "Closing Date." At the Closing, the Investor will pay to the Company the full aggregate Purchase Price of $3,000,000 (the "Purchase Price") and will receive the Securities and the Amendments, all subject to the terms and conditions of this Agreement.

         2.2 Conditions to Closing. The Investor's obligation to close at the Closing shall be subject to the fulfillment on or prior to the Closing Date of the conditions set forth in this Section 2.2. In no event shall the Investor be under any obligation to pay any portion of the Purchase Price to the Company if the Company fails to fulfill the conditions to Closing. The Investor may, however, at its option, waive any of the conditions below and proceed to closing, and become entitled to the Securities and the Amendments, upon payment of the Purchase Price and satisfaction of the conditions set forth in Section
2.3.  The conditions to Closing are as follows:

              (a) The representations and warranties made by the Company in this Agreement shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

              (b) The Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

              (c) The Investor shall have received from the Company all items required to be delivered pursuant to Section 2.4 of this Agreement.

              (d) The Company shall have obtained all consents, permits and waivers deemed necessary or appropriate for the consummation of the transactions contemplated by this Agreement, including the requisite approval of the Board of Directors and of the preferred shareholders of the Company of: (i) this Agreement; (ii) the issuance of the Securities; and (iii) the consummation of all other transactions contemplated hereby.

              (e) The Investor shall have completed all investigations of the Company's business that the Investor deemed necessary, including, but not limited to, discussions with the Company's management, and no material adverse information shall have been discovered in the course of such investigations.

              (f) The Investor shall have received the requisite corporate approval with respect to this Agreement and the purchase of the Securities.

         2.3 Conditions to Closing. The Company's obligation to close and to deliver the Securities at the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

              (a) The representations and warranties made by the Investor contained in this Agreement shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

              (b) The Investor shall have delivered to the Company, a certificate of an executive officer of the Investor, dated the Closing Date, that all representations and warranties made by the Investor contained in this Agreement are true and correct as of the Closing Date.

         2.4 Deliveries of the Company at the Closing. The Company shall make the following deliveries to the Investor at the Closing on the Closing Date.

              (a) The Note, in the form attached as Exhibit A, the Warrant, in the form attached as Exhibit B and the Amendments, in the forms attached as Exhibit C and Exhibit D.

              (b) A certificate, executed by the Chief Executive Officer of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Section 2.2 hereof (other than Section 2.2 (e) and (f)), and further certifying that there does not exist as of the Closing Date a state of facts that would constitute a default by the Company under any of the terms, conditions or provisions of this Agreement, its Articles of Incorporation, as amended, its Bylaws, the Note, or any indenture, mortgage or deed of trust or other material contract, agreement, lease, or instrument to which it is a party or by which it is bound or, which state of facts would, with notice or lapse of time, or both, constitute such a default (collectively, a "Default").

              (c) Copies of resolutions adopted by the Board of Directors of the Company authorizing and approving this Agreement, the Amendments, the issuance of the Securities, and the Conversion Shares and the consummation of all other transactions contemplated hereby, certified by the Secretary of the Company.

              (d) Copies of the Company's Articles of Incorporation, as amended, and By-laws as then in effect, certified by the Secretary of the Company.

              (e) A Subsistence Certificate for the Company issued by the Secretary of State of the Commonwealth of Pennsylvania, dated within 15 days prior to the Closing Date.

              (f) An opinion letter, from Ballard Spahr Andrews & Ingersoll, counsel to the Company, addressed to the Investor, dated the Closing Date in the form of Exhibit E attached hereto.

              (g) A certificate of incumbency signed by the Secretary of the Company, certifying the names, titles and signatures of the Company's officers and directors.

         2.5 Deliveries of the Investor at the Closing. The Investor shall deliver to the Company at the Closing on the Closing Date a certified bank check or wire transfer in the aggregate amount of $3,000,000 and the certificate required by Section 2.3(b); provided that the conditions contained in Section

2.2 hereof have been fulfilled, and the deliveries required to be made under
Section 2.4 hereof have been made.

    3. Representations and Warranties of the Company. Except as set forth and identified to a specific section number on the Schedules attached hereto setting forth the specific exceptions to the specific sections of this Article 3, the Company represents and warrants to the Investor, as a material inducement to enter into this Agreement, as follows:

         3.1 Organization and Standing. The Company is a corporation duly organized and validly subsisting under the laws of the Commonwealth of Pennsylvania. The Company has all requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such jurisdictions where the failure to so qualify or be licensed would not have a material adverse effect on the Company's business or financial condition. The minute books and stock records of the Company are complete and accurate in all material respects.

         3.2 Subsidiaries, etc. Other than Apollon Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, the Company has no subsidiaries and does not own any capital stock, security, partnership interest or other interest of any kind in any corporation, partnership, joint venture, association or other entity.

         3.3 Capitalization. On the Closing Date, the authorized capital stock, and the outstanding capital stock, of the Company will consist in each case solely of the shares set forth on Schedule 3.3(a) attached hereto. All of the outstanding shares have been duly authorized and are fully paid and non-assessable. An accurate list of the Company's shareholders and their holdings is set forth on Schedule 3.3(b) attached hereto. Except for the holders of Series A Convertible Preferred Stock, the holders of Series B Convertible Preferred Stock and the holders of Series C Convertible Preferred Stock, no person or entity is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 3.3(c) attached hereto, there are no outstanding warrants, options or other agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, or to transfer any equity securities of any kind owned by it, and the Company is not obligated to issue any equity securities of any kind, or to transfer any equity securities of any kind owned by it. Except as listed on Schedule 3.3(c) attached hereto, the Company does not know of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the security holders of the Company relating to the securities held by them.
When issued, delivered and paid for pursuant to this Agreement, the Securities will be validly issued, fully paid and non-assessable. The Company has reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Securities and such shares of Common Stock, when issued in accordance with the resolutions of the Board of Directors authorizing their issuance, will be validly issued, fully paid and non-assessable.

         3.4 Authorization. The Company has all necessary corporate power to enter into this Agreement, to issue and deliver the Securities hereunder, and to carry out all of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, including, without limitation, the issuance of the Securities and the Conversion Shares, have been duly authorized by all requisite corporate action on the part of the Company. This Agreement constitutes a valid and binding instrument of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         3.5 Contracts, Leases, Agreements and Other Commitments. Except as described on Schedule 3.5, the Company is not a party to or bound by any written, oral or implied contract, agreement, lease, power of attorney, guaranty, surety arrangement, or other commitment, in excess of $100,000.

         3.6 Breach. The Company is not in violation or breach of any of the terms, conditions or provisions of its Articles of Incorporation, as amended, its By-laws, or in material violation or material breach of any indenture, mortgage or deed of trust or other material contract, agreement, lease, or instrument to which it is a party or by which it is bound.

         3.7 Compliance with Laws. The Company is in compliance in all material respects with all existing requirements of laws, federal, state, local, and foreign, and all existing requirements of all governmental bodies or agencies having jurisdiction over it, the failure to comply with which might have a material adverse effect on the Company.

         3.8 Conflict with Documents. Neither the execution, delivery and performance of this Agreement by the Company, nor the consummation of the transactions contemplated hereby, either immediately or with the passage of time or the giving of notice or both, will:

              (a) Conflict with or cause a breach or default under any of the terms, conditions or provisions of, result in a termination or modification of, or cause any acceleration of any obligation of the Company under any contract, lease or other instrument to which the Company is bound or by which any of the Company's properties or assets may be affected;

              (b) Conflict with the provisions of the Company's Articles of Incorporation, as amended, or any statute, law, rule or regulation or any order, judgment, decree, indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties or assets are subject; or

              (c) Result in the creation or imposition of any lien, charge or encumbrance against the Company or any of the Company's properties or assets.

         3.9 Financial Statements. The Company has furnished to the Investor a copy of its unaudited internally prepared balance sheet as of June 30, 1997, and the corresponding statements of operations, shareholders' equity and cash flows for the periods therein specified, a copy of which is attached hereto as Exhibit F. The unaudited financial statements referred to above are correct, are in accordance with the Company's books and records and present fairly the Company's financial position at June 30, 1997, and the results of its operations and financial condition for the period therein specified in conformity with U.S. generally accepted accounting principles applied on a consistent basis.

         3.10 Taxes. The Company has filed all applicable federal, state, local and foreign tax returns required to be filed to date, in accordance with the provisions of law pertaining thereto, and has paid all taxes, interest, penalties and assessments required to have been paid to date. The Company has not been advised that any of its returns, federal, state, local or foreign, have been or are being audited as of the date hereof.

         3.11 Litigation. There are no pending suits, legal proceedings, claims or governmental investigations against or with respect to the Company or its directors or officers, or its properties or assets, nor, to the best of the knowledge of the Company, is there any threatened suit, legal proceeding, claim or governmental investigation.

         3.12 Trademarks, Patents, etc. The Company owns or has rights to various patents, trademarks, service marks, trade names, copyrights, licenses, applications for patents, inventions, trade secrets, know-how, proprietary processes and formulae, and other intellectual property rights (collectively, the "Intellectual Property"), without any known conflict with the rights of others. The Company knows of no additional Intellectual Property required to conduct its business as now conducted without conflict with the rights or claimed rights of others. The Company has not received notice of any alleged infringement by it, nor is the Company aware of any infringement or any basis for an alleged infringement by it of any third-party patent, trademark, service mark, trade name, copyright or license. The Company has confidentiality agreements with all of its employees. To the best knowledge of the Company, none of the Company's employees are subject to confidentiality or similar types of agreements which would hinder or prevent them from fully and lawfully performing their responsibilities as employees.

         3.13 Insurance. All policies of liability, property, casualty, workers' compensation, health and other forms of insurance held by the Company are, to the best of the Company's knowledge after reasonable inquiry, valid and enforceable policies and are outstanding and duly in force and all premiums with respect thereto are paid to date. The amounts of coverage under such policies of insurance for the assets and properties of the Company are adequate against risks usually insured against by persons operating similar businesses and operating similar properties. The Company does not carry professional liability or directors and officers liability insurance.

         3.14 Governmental Consent. No permit, consent, approval or authorization of, or filing with, any governmental regulatory authority or agency is required of the Company in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby.

         3.15 Absence of Material Changes. Since June 30, 1997, there has not been and there is not threatened any material adverse change in the financial condition, business, prospects or affairs of the Company.

         3.16 Statements and Other Documents Not Misleading. No provision of this Agreement relating to the Company or any other document, schedule, exhibit or other information furnished by the Company to the Investor in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, when taken together as a whole with all other such statements, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated in order to make the statement, in light of the circumstances in which it is made, not misleading.

    4. Representations and Warranties of the Investor and Restrictions on Transfer.

         4.1 Representations and Warranties by the Investor. The Investor represents and warrants to the Company as follows:

              (a) This Agreement has been duly executed and delivered by the Investor and constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              (b) The Investor is an "accredited investor," as that term is defined in Rule 501 of the Securities Act.

              (c) The Investor is an "institutional investor," as that term is defined in Regulation Section 102.111 of the Pennsylvania Securities Act of 1972 (the "PA Securities Act"), and, accordingly, the offer and sale of the Securities to the Investor is an exempt transaction pursuant to Section 203(c) of the PA Securities Act.

         4.2 Purchase for Investment. The Investor is purchasing the Securities and the Conversion Shares for its own account for investment and not with a view to or for sale in connection with any distribution of the Securities or the Conversion Shares.

         4.3 Suitability. (a) The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and the merits of an investment in the Company; (b) the Investor can bear the economic risk of its investment (i.e., at the time of the investment the Investor can afford a complete loss of the investment and can afford to hold the investment for an indefinite period of time), and (c) the Investor is fully capable of making all of the representations and warranties in this Article 4, including (a) and (b) above, and by its execution hereof does so affirm.

         4.4 Registration or Sales. (a) The Investor understands that the Securities and the Conversion Shares are not registered under the Securities Act of 1933, as amended (the "Securities Act"), nor any regulatory authority of any state and must be held indefinitely unless they are subsequently registered under the Securities Act and any applicable state law or an exemption from such registration is available; (b) the Investor is aware that any market sales of the Note, the Warrant or any Conversion Shares made under Rule 144 of the Securities and Exchange Commission (the "Commission") under the Securities Act may only be made in accordance with the terms, conditions and limitations of that Rule until such time as Rule 144(k) or any successor regulation shall apply (in which case upon presentment to the Company along with an opinion of the Investor's inside counsel reasonably acceptable to the Company, the Company shall cause or cause its transfer agent to exchange any Company stock certificate or certificates which contain restrictive legends attached thereto for newly issued Company stock certificates with no such restrictive legend, and that in cases where that Rule is not applicable, compliance with Regulation A or some other disclosure exemption will be required; and (c) the Investor understands that, except as otherwise provided herein, the Company is under no obligation whatsoever and has no intention to register the Securities or any Conversion Shares under the Securities Act, to comply with any such Rule or exemption, or to supply the Investor with any information necessary to enable the Investor to make routine sales of the Securities or any Conversion Shares, under Rule 144 provided, however, that following the closing of the Initial Public Offering, the Company shall make all periodic filings and reports required pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and keep current on such reports and filings.

         4.5 Legended Note, Warrant and Certificates. The Investor understands that the Note will bear a legend substantially in the following form until the Company's counsel determines in its reasonable opinion that the legend is no longer required:

         NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION PROVIDED FOR HEREIN HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS NOTE NOR SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

              The Investor also understands that the Warrant and the certificates evidencing the Conversion Shares (other than Conversion Shares that shall have been registered pursuant to an effective registration statement or are otherwise exempt from registration under Rule 144(k) as described in Section
4.4 hereof), will bear a legend substantially in the following form until the Company's counsel determines in its reasonable opinion that the legend is no longer required:

         The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and are "restricted securities" as defined in Rule 144 promulgated under the Act. The securities may not be sold or offered for sale or otherwise distributed except (i) pursuant to an effective registration statement for the securities under the Act; (ii) in compliance with Rule 144; or (iii) after receipt of an opinion of counsel reasonably satisfactory to the Company that such registration or compliance is not required as to said sale, offer or distribution.

and that appropriate stop-transfer orders will be noted on the Company's stock records with respect to all Conversion Shares so legended.

         4.6 Confidentiality. Except as required by law or applicable legal process, for a period of five years from the date hereof, the Investor shall hold in confidence any confidential information about the Company that the Investor has received or hereafter receives pursuant to any provision of this Agreement under circumstances indicating the confidentiality of such information until the Company shall have publicly disclosed such information, except information that otherwise comes into the public domain or is disclosed by a third party having the right to the Investor's knowledge to disclose it to the Investor without breach of this Agreement or any other agreement by which the disclosing party is bound to the Company. Promptly upon the request of the Company, at any time during, or at the expiration of, such five-year period the Investor agrees to return to the Company all copies of tangible confidential information (including any copies or extracts therefrom) and to destroy all memoranda, compilations, analyses, notes and other materials based on or reflecting such confidential information.

         4.7 Lock Up. Except for any shares included in an offering under which the Investor is a participant pursuant to the terms of this Agreement, the Investor shall not, with respect to any public offering of the Company's securities for not less than $5 million which occurs for a period of five years following the Closing Date, effect any public sale or distribution of the Securities or any Conversion Shares during such period of time, if any, not to exceed 180 days, as any underwriter shall reasonably require in connection with such public offering, provided, however, that the Investor shall not be required to lock up its shares unless all executive officers, directors and principal shareholders of the Company (within the meaning given such terms in the Exchange Act) except those participating in such offering have agreement to a similar lock up.

         4.8 Acknowledgement of Amendments to Articles of Incorporation. The Investor understands and agrees that in conjunction with a proposed Initial Public Offering the Articles of Incorporation, as amended, are proposed to be amended, subject to shareholder approval, to effectuate a reverse split of the Common Stock and that all of the Securities will be adjusted upon conversion to reflect the reverse split. The Investor further understands and agrees that the Articles of Incorporation, as amended, will be amended and restated, subject to shareholder approval and will become effective after conversion of all preferred stock pursuant to an Initial Public Offering to delete the terms of all series of preferred stock and to amend the number of shares of capital stock the Company shall have the authority to issue to 60,000,000 of which 50,000,000 would be designated as Common Stock.

    5. Affirmative Covenants of the Company. The Company hereby covenants and agrees with the Investor as follows:

         5.1  Periodic Reports; Budgets.

              (a) The Company will furnish as soon as practicable, and in any event within 90 days after the end of each fiscal year of the Company, to the Investor, an annual report of the Company, including an audited balance sheet as of the end of such fiscal year and audited statements of operations, audited shareholders' equity and cash flows for such fiscal year, together with the related notes thereto, setting forth in each case in comparative form corresponding figures for the preceding fiscal year, all of which will present fairly the financial position of the Company and the results of its operations and changes in its financial position as of the time and for the period then ended. The financial statements shall be accompanied by a report of independent public accountants to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such report), and present fairly the financial position of the Company and the results of its operations and changes in its financial position as of the time and for the period then ended. Notwithstanding the foregoing, the obligations of the Company under this Section 5.1(a) will cease and be of no further force and effect upon the closing of an Initial Public Offering.

              (b) The Company will furnish as soon as practicable, and in any event within 45 days after the end of each fiscal quarter of the Company, to the Investor, a report of the Company consisting of an unaudited balance sheet as of the end of such quarter, and unaudited statements of operations, shareholders' equity and cash flows for such quarter, and for the fiscal year-to-date, setting forth in each case in comparative form the corresponding figures for the preceding year. All such reports shall be certified by the Chief Financial Officer of the Company to present fairly the financial position of the Company and the results of its operations and changes in its financial position as of the time and for the period then ended and to have been prepared in accordance with generally accepted accounting principles, subject to normal year-end adjustments. Notwithstanding the foregoing, the obligations of the Company under this Section 5.1(b) will cease and be of no further force and effect upon the closing of an Initial Public Offering.

         5.2 Books and Records. The Company shall make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect its transactions, and shall devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of the financial statements required herein and to maintain accountability for assets; and (c) access to assets is permitted only in accordance with management's general or specific instructions and recorded assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

         5.3 Insurance. The Company shall maintain insurance against such risks and in at least such amounts as is customarily carried by companies of comparable size and financial condition in the same or a similar business, under valid and enforceable policies issued by insurers of recognized responsibility.

         5.4 Contracts and Agreements. The Company shall comply with the provisions of all contracts, indentures, instruments and agreements to which it is a party or by which the Company or its properties are bound, and with all other obligations which the Company incurs or to which it becomes subject.

         5.5 Taxes. The Company shall pay and discharge when payable all federal, state, local, and foreign taxes, assessments, penalties, interest and governmental charges which become payable by the Company or which shall be imposed upon its properties, and all claims for labor, materials or supplies which if unpaid might by law become a lien upon any of its properties; provided, however, that the Company may in good faith contest any tax, assessment, penalty, or charge, provided that such contest is asserted in accordance with applicable procedures.

         5.6 Merger; Sale of Assets; Dissolution. So long as the Securities or any Conversion Shares are outstanding, the Company will not become a party to any merger or consolidation, or sell, lease or otherwise dispose of substantially all of its assets, other than sales and leases of assets in the ordinary course of business, or dissolve or liquidate its assets without the prior approval of the Investor, which approval shall not be unreasonably withheld, except that (a) any wholly owned subsidiary of the Company may merge or consolidate with the Company so long as the Company is the surviving entity of such merger or consolidation, and (b) any wholly owned subsidiary of the Company may lease, sell, transfer or otherwise dispose of all or any part of its properties and assets to the Company.

         5.7 Acquisition. So long as the Securities or any Conversion Shares are outstanding, the Company will not acquire any interest in any business from any person, firm or entity (whether by a purchase of assets, purchase of stock, merger or otherwise) in which the consideration to be paid, as of the date as of which any such agreement with respect to such acquisition is entered into, represents more than 25% of the total assets of the Company set forth on the most recent quarterly balance sheet without the prior approval of the Investor, which approval shall not be unreasonably withheld, except as otherwise specifically permitted pursuant to the provisions of this Agreement.

         5.8 Dividends; Repurchases. So long as the Securities or any Conversion Shares are outstanding, the Company shall not declare or pay any dividends on, and shall not purchase, redeem, retire or otherwise acquire, any shares of its capital stock (other than shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock), whether now or hereafter outstanding, without obtaining the prior approval of the Investor, which approval shall not be unreasonably withheld.

         5.9 Restrictive Agreement. Subsequent to Closing, the Company will not be a party to any agreement or instrument which by its terms would restrict the Company's performance of its obligations pursuant to this Agreement or the terms of the Securities including conversion thereof.

    6.   Registration of Common Stock.

         6.1 Demand Registration. Upon the written request of the Investor, which request will state the intended method of disposition by the Investor and will request that the Company effect the registration under the Securities Act of all or part of the Conversion Shares, the Company will, within 10 days after receipt of such request, give written notice of such requested registration to all record holders of securities who have registration rights, and thereupon (except as expressly provided herein) will use its best efforts to effect the registration ("Demand Registration") under the Securities Act of (x) the shares of Conversion Shares included in the initial request for registration (for disposition in accordance with the intended method of disposition stated in such request) and (y) all other shares of securities, the record holders of which have made written request to the Company for registration thereof within 30 days after the receipt of such written notice from the Company, provided that:

                   (a) except as set forth below, the Company shall be required to effect only one Demand Registration hereunder; provided that the Company shall not be required to effect more than one registration during any one-year period pursuant to this Section 6.1, Paragraph 7(a) of the Series A Agreement, Section 7.1 of the Series B Agreement or Section 7.1 of the Series C Agreement(except that, upon request of the Investor (regardless of the number of Securities held by the Investor at the time), the Company, if it is then qualified to do so, shall be required to effect an unlimited number of registrations on Form S-3, or a similar short form registration statement, which registrations (hereinafter referred to as "Short Form Registrations") shall not be counted for purposes of this Section 6.1 as the Demand Registration which the Company is required to effect);

                   (b) if the Investor intends to sell its Conversion Shares by means of an underwriting (whether on a "best efforts" or a "firm commitment" basis), it shall so advise the Company as part of its request, and the Company shall include such information in the notice to the other record holders of securities who have registration rights. In that event, such other record holders shall have the right to include their shares of such registerable securities in the underwriting. The managing underwriter for such offering shall be selected by the Board of Directors of the Company, who shall be reasonably acceptable to the Investor, or the Investor may withdraw its demand request and such request shall not be counted for purposes of this Section 6.1;

                   (c) the Company shall not include and shall not permit third parties other than (i) the holders of Series A Convertible Preferred Stock, (ii) the holders of Series B Convertible Preferred Stock, (iii) the holders of Series C Convertible Preferred Stock, and (iv) Genesis Merchant Group Securities or its assigns as the holder of warrants to purchase shares of Common Stock (collectively, the "Preferred Registerable Common Stock") to include additional securities in a Demand Registration without the consent of the holders of a majority of the Conversion Shares and the Preferred Registerable Common Stock included in such Demand Registration, voting together as a class;

                   (d) if a Demand Registration under this Section 6.1 is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their reasonable opinion the amount of Conversion Shares, and securities the holders of which have registration rights requested to be included in such registration exceeds the amount of such securities which can be successfully sold in such offering, the Company will nevertheless include in such registration, prior to the inclusion of any securities which are not Conversion Shares or shares of Common Stock issued or issuable upon conversion or exercise of Preferred Registrable Common Stock, the amount of Conversion Shares and Preferred Registerable Common Stock requested to be included which in the opinion of such underwriters can be sold, pro rata among the holders of Conversion Shares and Preferred Registerable Common Stock requesting inclusion on the basis of the number of shares of Conversion Shares and Preferred Registerable Common Stock then owned by such holders; provided, however, that if the Investor is unable to include in such offering at least fifty percent (50%) of the Conversion Shares sought to be registered in a Demand Registration under this Section 6.1, the Investor will be entitled to an additional Demand Registration under this Section;

                   (e) if the Company shall furnish to the holders requesting a registration pursuant to this Section 6.1 a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for a registration statement to be filed as requested, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the initial request for registration under this Section 6.1; provided, however, that the Company may not utilize this right more than once in any one-year period;

                   (f) registrations under this Section 6.1 will be on a form reasonably acceptable to Investor (or it may withdraw its demand without losing such demand right) permitted by the rules and regulations of the Commission selected by the underwriters if the Demand Registration is in connection with an underwritten public offering or otherwise by the Company provided, however, that within 30 days of notice from the Company of the form selected, the Investor shall confirm in writing to the Company that the form selected for registration is reasonably acceptable to the Investor and the Investor shall thereafter be precluded from withdrawing its demand for such registration on the basis of this
Section 6.1(f); and

                   (g) notwithstanding anything else contained herein, the Company will not be required to effect a Demand Registration pursuant to this
Section 6.1 unless the aggregate number of shares of Common Stock to be registered exceeds 40% of the shares of Common Stock then held by the Investor or issuable to the Investor upon conversion of the Note.

         6.2  Incidental Registrations.

                   (a) If the Company at any time proposes to register any of its securities under the Securities Act (other than pursuant to Section 6.1 hereof), whether of its own accord or at the demand of any holder of securities pursuant to an agreement with respect to the registration thereof (provided such agreement does not prohibit third parties from including additional securities in such registration), and if the form of registration statement proposed to be used may be used for the registration of Conversion Shares, the Company will give notice to the Investor not less than 5 days nor more than 30 days prior to the filing of such registration statement of its intention to proceed with the proposed registration (the "Incidental Registration"), and, upon the written request of the Investor made within 5 days after the receipt of any such notice (which request will specify the Conversion Shares intended to be disposed of by such holder and state the intended method of disposition thereof), the Company will use its best efforts to cause all Conversion Shares as to which registration has been requested to be registered under the Securities Act, provided that if such registration is in connection with an underwritten public offering, the Conversion Shares to be included in such registration shall be offered upon the same terms and conditions as apply to any other securities included in such registration. Notwithstanding anything contained in this
Section 6.2 to the contrary, the Company shall only be obligated to cause Conversion Shares to be registered under this Section 6.2 on one occasion and the Company shall have no obligation to cause Conversion Shares to be registered
(i) if the primary registration is in connection with the Initial Public Offering of the Company's Common Stock or (ii) at any time after five years following the closing of the Initial Public Offering, provided, however, that once the Conversion Shares become eligible for resale under Rule 144(k) of the Securities Act, the Company shall have no obligation to cause the Conversion Shares to be registered if the Investor holds less than 2% of the then outstanding Common Stock.

                   (b) If an Incidental Registration is a primary registration on behalf of the Company and is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their reasonable opinion the amount of securities requested to be included in such registration (whether by the Company, the

Investor or other holders of its securities pursuant to any other rights granted by the Company to demand inclusion of any such securities in such registration) exceeds the amount of such securities which can be successfully sold in such offering, the Company will include in such registration the amount of securities requested to be included which in the opinion of such underwriters can be sold, in the following order (i) first, all of the securities the Company proposes to sell, (ii) second, all of the Preferred Registerable Common Stock and Conversion Shares requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares of Preferred Registerable Common Stock and Conversion Shares then owned by such holders, and (iii) third, any other securities requested to be included in such registration, pro rata among the holders thereof on the basis of the amount of such securities then owned by such holders.

                   (c) If an Incidental Registration is a secondary registration on behalf of holders of securities of the Company and is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their reasonable opinion the amount of securities requested to be included in such registration (whether by such holders, by the Investor or by holders of its securities pursuant to any other rights granted by the Company to demand inclusion of securities in such registration) exceeds the amount of such securities which can be sold in such offering, the Company will include in such registration the amount of securities requested to be included which in the opinion of such underwriters can be sold, in the following order (i) first, all of the securities requested to be included by holders initially demanding or requesting such registration, (ii) second, all of the Preferred Registerable Common Stock and Conversion Shares requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares of Preferred Registerable Common Stock and Conversion Shares then owned by such holders, and (iii) third, any other securities requested to be included in such registration, pro rata among the holders thereof on the basis of the amount of such securities then owned by such holders.

                   (d) In the event that the number of Conversion Shares proposed to be included by the Investor in an Incidental Registration pursuant to this Section 6.2 is reduced by 20% or more, the Investor shall receive an additional Incidental Registration right under this Section 6.2, provided, however, that such additional Incidental Registration right shall not be granted in the event the Company has registered 75% of the Investor's Conversion Shares under the Demand Registration and Incidental Registration rights provided under Sections 6.1 and 6.2 hereof.

         6.3 Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Conversion Shares under the Securities Act as provided in this Section 6, the Company will, as expeditiously as possible:

              (a) prepare and file with the Commission a registration statement with respect to such Conversion Shares and use its best efforts (which shall not, in any case, require the Company to incur any unreasonable expense) to cause such registration statement to become effective;

              (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months or such shorter period in which the disposition of all securities in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement shall be completed, and to comply with the provisions of the Securities Act (to the extent applicable to the Company) with respect to such dispositions;

              (c) furnish to the Investor such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as the Investor may reasonably request, in order to facilitate the disposition of the Conversion Shares owned by the Investor;

              (d) use its best efforts (which shall not, in any case, require the Company to incur any unreasonable expense) to register or qualify such Conversion Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Investor reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the Conversion Shares owned by the Investor, except that the Company will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 6.3(d) be obligated to be qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

              (e) provide a transfer agent and registrar for all such Conversion Shares covered by such registration statement not later than the effective date of such registration statement;

              (f) notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Investor, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Conversion Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact required to be stated therein or necessary to make the statements therein not misleading;

              (g) use its best efforts to cause all such Conversion Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed;

              (h) use its best efforts to obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters in such transactions;

              (i) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as reasonably required in order to expedite or facilitate the disposition of such Conversion Shares including, but not limited to, if requested by the managing underwriter in an underwritten public offering, making the Company management reasonably available to participate in "Roadshows" with respect to such offering; and

              (j) make available for inspection by the Investor, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the Investor and/or representative of the Investor or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Investor, underwriter, attorney, accountant or agent in connection with such registration statement.

         6.4  Registration and Selling Expenses.

              (a) All expenses incurred by the Company in connection with the Company's performance of or compliance with this Section 6, including, without limitation (A) all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), (B) blue sky fees and expenses, (C) all printing expenses and (D) all fees and disbursements of counsel and accountants for the Company (including the expenses of any audit of financial statements) retained by the Company (all such expenses being herein called "Registration Expenses"), will be paid by the Company except as otherwise expressly provided in this Section 6.4.

              (b) The Company will, in any event, in connection with any registration statement, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties in connection therewith and expenses of audits of year-end financial statements), and the expenses and fees for listing the securities to be registered on one or more securities exchanges on which similar securities issued by the Company are then listed.

              (c) The Company shall bear the Registration Expenses of each Demand Registration and each Incidental Registration hereunder.

              (d) Notwithstanding any of the foregoing, all underwriting discounts and selling commissions applicable to sales of Conversion Shares in connection with any Demand Registration or Incidental Registration shall be borne by the Investor and all persons who are selling registerable Common Stock pursuant to such Registration Statement in proportion to the dollar value of the securities being sold by the Investor and all persons who are selling registerable Common Stock.

              (e) All fees and expenses required to be paid by the Investor pursuant to Section 6.4(d) hereof in connection with any Incidental Registration hereunder shall be borne by the Investor in proportion to the dollar value of the securities of the Investor covered by such Incidental Registration.

         6.5 Other Conditions Relating to Registrations. Except as otherwise provided in this Agreement, the Company shall not be required to furnish any audited financial statements at the request of the Investor other than those statements customarily prepared at the end of its fiscal year, unless (a) the Investor shall agree to reimburse the Company for the out-of-pocket costs incurred by the Company in the preparation of such other audited financial statements or (b) such other audited financial statements shall be required by the Commission as a condition to declaring a Demand Registration effective under the Securities Act.

         6.6 Other Public Sales and Registrations. The Company agrees (a) that if it has previously filed a registration statement with respect to Conversion Shares in connection with a Demand Registration or Incidental Registration hereunder, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to become effective any other registration of any of its securities under the Securities Act or otherwise effect a public sale or distribution of its securities (except pursuant to registration on Form S-8 or any successor form relating to a special offering to the employees or security holders of the Company or any Subsidiary now or hereafter formed or acquired), whether on its own behalf or at the request of any holder of such securities, until the earlier of (i) at least 60 days have elapsed after the effective date of such previous registration or (ii) all securities to be sold thereunder have been sold; and (b) to cause each holder of securities purchased from the Company any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any such public sale or distribution during such 60-day period of any such securities or any securities issuable on the conversion thereof or in redemption or exchange therefor. The foregoing 60-day limitation, however, shall not preclude the Company from proceeding with a registration statement requested by a holder of securities with "demand" registration rights who requests registration prior to the time the Investor requests a registration pursuant to Section 6.1 hereof.

         6.7 Transferees of Securities. Notwithstanding anything else set forth in this Section 6, no person to whom Securities or Conversion Shares are transferred shall have any rights under this Section 6 as a holder of such Securities or Conversion Shares unless (a) such person acquires at least 200,000 shares of Conversion Shares, (b) such person agrees to be bound by the terms and conditions of this Agreement and (c) the Company is given prompt written notice of such transfer.

         6.8  Indemnification.

              (a) The Company hereby agrees to indemnify, to the extent permitted by law, the Investor, its officers, directors, employees and auditors, and each person, if any, who controls such holder within the meaning of the Securities Act, against all losses, claims, damages, liabilities and expenses under the Securities Act, applicable state securities laws, common law or otherwise (including, as incurred, legal and other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, except to the extent limited by Section 6.8(c) below) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company has furnished any amendments or supplements thereto) or any preliminary prospectus, which registration statement, prospectus or preliminary prospectus shall be prepared in connection with a Demand Registration or Incidental Registration, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to the Company by such holder for the particular purpose of use in connection with a Demand Registration or Incidental Registration, provided the Company will not be liable pursuant to this Section 6.8 if such losses, claims, damages, liabilities or expenses have been caused by the Investor's failure to deliver a copy of the registration statement or prospectus, or any amendments or supplements thereto, after the Company has furnished the Investor with a sufficient number of copies of the same.

              (b) In connection with any registration statement in which the Investor is participating, the Investor shall furnish to the Company in writing such information as is reasonably requested by the Company for the particular purpose of use in any such registration statement or prospectus and shall indemnify, to the extent permitted by law, the Company, its directors, officers, employees and auditors and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expenses under the Securities Act, applicable state securities laws, common law or otherwise (including, as incurred, legal and other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, except to the extent limited by Section 6.8(c) below) caused by any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent such losses, claims, damages, liabilities or expenses are caused by an untrue statement or alleged untrue statement contained in or by an omission or alleged omission from information so furnished in writing by the Investor for the particular purpose of use in connection with the Demand Registration or Incidental Registration. If the offering pursuant to any such registration is made through underwriters, the Investor agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each person who controls such underwriters within the meaning of the Securities Act to the same extent as hereinabove provided with respect to indemnification by the Investor of the Company. Notwithstanding the foregoing, the

Investor shall not be liable under this Section 6.8(b) for any amounts exceeding the product of (i) the offering price per share of Conversion Shares pursuant to the registration statement in which the Investor is participating (less any underwriting discounts or commissions which reduce the amount the Investor receives), multiplied by (ii) the number of shares of Conversion Shares being sold by the Investor pursuant to such registration statement.

              (c) Promptly after receipt by an indemnified party under Section 6.8(a) or Section 6.8(b) of notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is or is to be made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such Section. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such Section for any legal or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless incurred at the written request of the indemnifying party. Notwithstanding the above, the indemnified party will have the right to employ one counsel (exclusive of local counsel) of its own choice in any such action or proceeding if the indemnified party has reasonably concluded that there may be defenses available to it which are different from or additional to those of the indemnifying party, or counsel to the indemnified party is of the opinion that it would not be desirable for the same counsel to represent both the indemnifying party and the indemnified party because such representation might result in a conflict of interest (in either of which cases the indemnifying party will not have the right to assume the defense of any such action or proceeding on behalf of the indemnified party or parties and such legal and other expenses will be borne by the indemnifying party). An indemnifying party will not be liable to any indemnified party for any settlement of any such action or proceeding effected without the consent of such indemnifying party which consent shall not be unreasonably withheld.

              (d)  If the indemnification provided for in Section 6.8(a) or
Section 6.8(b) is unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Investor on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Investor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 6.8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

              (e) Promptly after receipt by the Company or the Investor of notice of the commencement of any action or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit, or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. No party shall be liable for contribution with regard to the settlement of any action or proceeding effected without its consent.

         6.9 Conversion/Exercise of the Securities. Any request for a Demand Registration or Incidental Registration with respect to Conversion Shares issuable upon the conversion of the Note or upon exercise of the Warrant will provide in the intended method of disposition accompanying such request that conversion of the Note or upon exercise of the Warrant into Common Stock in accordance with the terms thereof will be undertaken promptly after a registration statement has become effective but in any event before the sale thereof to underwriters has been consummated so that the Note and the Warrant will not be distributed to the public under such registration statement.

         6.10 Amendment of Section 6. Any provision of this Section 6 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

    7.   Events of Default.

         Each of the following shall constitute an Event of Default under this Agreement and the Note:

         7.1 Default on Payments to the Investor. The failure of the Company to make on the date when due, any principal or interest payment pursuant to the Note, or any other payment required to be made (whether under the terms of the Note or otherwise) in connection with the Note, and failure to pay within 30 days after such due date with at least 15 days prior notice of late payment by the Investor; regardless of whether any such failure to make the payments described in this Section 7.1 is due to a legal inability or incapacity of the Company to make any such payments.

         7.2 Information, Representations and Warranties. Any information furnished or representation or warranty made or given by the Company herein or furnished at any time in connection with the transactions contemplated hereby shall prove to have been untrue when made or given in any material respect or shall have omitted to state a material fact respecting the matters set forth therein necessary to make the matters set forth therein not misleading.

         7.3 Covenants and Agreements. The failure of the Company to observe, perform or abide by any other covenant, warranty, agreement or provision of this Agreement, the Note, or any of the documents executed by the Company in connection herewith or therewith or referred to herein or therein, which failure is not cured to the Investor's reasonable satisfaction within 60 days after written notice from the Investor to the Company of its occurrence (a "Cure Notice"); provided, however, that no Event of Default shall be considered to have occurred if the failure is not the failure to pay money and is of such a nature that it reasonably cannot be cured within such 60 day period, but if it is curable and the Company in good faith begins efforts to cure it within such 60 day period and continues diligently to do so, the Company shall have 20 days from the date of the Cure Notice to petition the Investor in writing for an additional 60 day period to effect the cure. The Investor shall notify the Company in writing within 10 days after receipt of such petition as to whether it shall grant such petition. If the Investor grants such petition and the failure continues after the expiration of such additional 60 day period, regardless whether such failure might be curable at some time beyond such additional 60 day period, such failure shall nevertheless be considered an Event of Default. If the Investor rejects such petition, such failure shall be considered an Event of Default upon such rejection.

         7.4 Default on Other Obligations. The occurrence of a default following the expiration of any applicable cure period, if any, in any material obligation of the Company or any violation of law or refusal of regulatory permission which has a material adverse effect on the Company's operations or any other default under the Note.

         7.5 Certain Events As To The Company. The Company or any of its subsidiaries shall (A) admit in writing its inability to pay its debts generally as they become due; (B) file a petition or answer or consent seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy or insolvency law or other similar law, not discharged or vacated or set aside or stayed within 60 days;
(C) consent to the institution of proceedings under any law referenced in (B) above, not discharged or vacated or set aside or stayed within 60 days, or to the filing of any such petition, not discharged or vacated or set aside or stayed within 60 days or to the appointment or taking possession of a receiver, liquidator, assignee, trustee, custodian (or other similar official) of the Company or any subsidiary or of any substantial part of their property; (D) fail generally to pay its debts as such debts become due, or take corporate action in furtherance of any such action; or (E) make an assignment for the benefit of its creditors.

    8.   Rights of the Investor Upon Default.

         8.1 Rights on Default. If there shall occur an Event of Default as defined in the foregoing Section 7, the Investor may, by written notice to the Company, declare the Company to be in default hereunder, whereupon, if the Investor so specifies in such notice, the balance of the principal amount of the Note and accrued interest under the Note, and all other indebtedness of the Company to the Investor now or hereafter incurred pursuant to the Note or this Agreement, shall become immediately due and payable without further demand, presentation or notice of any kind, and effective from the date which an Event of Default occurs and until such time as all Events of Default have been cured (as provided in Section 7.3 above), any principal amount and/or accrued interest thereon which is due and payable under the Note shall bear interest at a rate of 18% per annum, such interest being cumulative and concurrent with all other right, power and remedy given hereunder, under the Note or in any other documents and agreements delivered or given in connection herewith or if such interest rate exceeds the amount of interest permitted under applicable law, the interest rate shall be the maximum rate permitted under applicable law.

         8.2 Additional Rights. The Investor shall have such additional rights and remedies as are contained herein, in the Note or in any other documents and agreements delivered or given in connection herewith, and all rights which it might have at law or equity, all of which rights and remedies shall be cumulative.

    9. Further Assurances. The Company and the Investor agree to execute and deliver all such other instruments and take all such other actions as any party may reasonably request from time to time before or after the Closing Date and without payment of further consideration, in order to effectuate the transactions provided for herein. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

    10.  Miscellaneous.

         10.1 Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements contained in this Agreement, or in any document, exhibit, schedule or certificate or in any other writing by any party delivered in connection herewith shall survive the execution and delivery of this Agreement and the Closing Date and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Investor or on its behalf. Notwithstanding the foregoing, all obligations of the Company under this Agreement (except for the obligations of the Company under Article 6 hereof or relating to the Warrant), including the obligations of the Company under Article 5 hereof, will cease and be of no further force and effect upon the closing of an Initial Public Offering.

         10.2 Waivers and Amendments. No waiver by either party of any condition, or the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated other than by an agreement in writing signed by all of the parties hereto.

         10.3 Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-law provisions to the contrary.

         10.4 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective representatives, successors and assigns.

         10.5 Entire Agreement. This Agreement, the Securities and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, except as herein contained.
The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof.

         10.6 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly made and received when personally served, or when mailed by first class mail or overnight, by courier service such as Federal Express, postage prepaid, or telecopied with answer back receipt and hard copy sent in the manner set forth above, addressed as set forth below:

              (i)  If to the Company, then to:

                   Apollon, Inc.
                   One Great Valley Parkway
                   Malvern, PA  19355
                   Phone:  610-647-9452
                   Fax:  610-647-9732
                   Attn:  Vincent R. Zurawski, Jr.,
                          Chief Executive Officer
                   with a copy, given in the manner
                   prescribed above, to:

                   Ballard Spahr Andrews & Ingersoll
                   1735 Market Street, 51st Floor
                   Philadelphia, PA 19103-7599
                   Phone:  215-864-8609
                   Fax:  215-864-8999
                   Attn:  Morris Cheston, Jr., Esquire

            (ii)   If to the Investor, then to:

                   A.H. Investments Ltd.
                   1403 Foulk Road
                   Suite 102
                   Wilmington, DE  19803
                   Attn: President

                   with a copy, given in the manner
                   prescribed above, to:

                   American Home Products Corporation
                   Five Giralda Farms
                   Madison, NJ  07940
                   Phone:  (973) 660-5000
                   Fax:  (973) 660-7155
                   Attn:  Senior Vice President
                          and General Counsel


Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice.

         10.7 Brokers. Each party represents that it has not retained any finder or broker in connection with the transactions contemplated by this Agreement and will indemnify, defend and hold the other party harmless from any claim based on breach of this representation.

         10.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy upon any breach or default of the other party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement or by law or otherwise, shall be cumulative and not alternative.

         10.9 Titles. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         10.10 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

         10.11 Execution; Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         10.12 Exhibits; Schedules. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.

Attest:                           APOLLON, INC.
/s/ James G. Murphy                    /s/ Vincent R. Zurawski
----------------------            By:  ------------------------
                                       Name: Vincent R. Zurawski
                                       Title:


                                  A.H. INVESTMENTS LTD.

                                       /s/ Gerald A. Jibilian
                                  By:  ------------------------
                                       Name: Gerald A. Jibilian
                                       Title: Vice President

                                   LIST OF EXHIBITS




Exhibit A          Form of Note

Exhibit B          Form of Warrant

Exhibit C          Form of Amendment to Research and Development and License
                   Agreement

Exhibit D          Form of Amendment to Supply Agreement

Exhibit E          Form of Opinion of Company Counsel

Exhibit F          Unaudited Balance Sheet as of June 30, 1997

                                  LIST OF SCHEDULES


Schedule of Exceptions to Representations and Warranties

    3.3(a)    Authorized and Outstanding Capital Stock

    3.3(b)    List of Shareholders

    3.3(c) List Outstanding Warrants and Options and of Voting, Buy-sell and Option Agreements

    3.5       Contracts, Leases, Agreements and Other Commitments